UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2013

ZIPREALTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300 Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 28, 2013, the Compensation Committee of the Board of Directors of ZipRealty, Inc. (the “Company”) approved the following compensation arrangements for the Company’s Chief Executive Officer and Chief Financial Officer:

•	Mr. Charles C. (Lanny) Baker, Chief Executive Officer and President, a grant of an option to purchase 500,000 shares of the Company’s common stock; and

•	Mr. Eric L. Mersch, Senior Vice President, Chief Financial Officer and Chief Accounting Officer, a grant of an option to purchase 50,000 shares of the Company’s common stock.

For each grant, the option vests as to 25% of those shares on the first anniversary of the date of grant and then vests ratably on a monthly basis over the following three years. Each vesting event is subject to the officer’s continued service to the Company on that date. The options were granted at an exercise price of $3.84 per share, which was the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of grant.

Also, on February 28, 2013, and following Compensation Committee approval and recommendation, the Board of Directors approved a Management Incentive Plan — Fiscal Year 2013. Eligible persons under the plan include all headquarters-based “exempt” (pursuant to federal and state wage and hour laws) employees who are employed by the Company during the period defined in the Plan (other than the President of Brokerage Operations, Regional Vice Presidents overseeing sales, and all other sales management who are covered under separate incentive arrangements). The plan has been designed to motivate these employees to achieve the Company’s financial and operational goals for fiscal year 2013. Payments under the plan are subject to the Company’s achievement of minimum revenue and Adjusted EBITDA (defined under the plan as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that we do not consider reflective of the Company’s ongoing core operating performance) thresholds for fiscal year 2013, at which point an incentive pool begins to fund. Incentives earned under the plan are structured as a single annual payment to be paid in cash. The Compensation Committee has determined that, of the incentive pool, Mr. Baker is eligble to earn 18% and Mr. Mersch is eligible to earn 9%, provided that the Compensation Committee reserves the right to modify payments under the plan for any individual based on substandard or exceptionally outstanding performance. Incentive payments under the plan are subject to other terms and conditions, as set forth more fully in the copy of the plan that is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Management Incentive Plan – Fiscal Year 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated:	March 6, 2013	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Senior Vice President of Business Development, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description
10.1	Management Incentive Plan – Fiscal Year 2013